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                                  EXHIBIT 23.2























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                  We hereby consent to the incorporation by reference in the
May 20, 1996 Registration Statement on Form S-8 of Computer Integration
Corp. of our report dated August 23, 1995, the financial statements of Cedar Computer Center, Inc. as of June 30, 1995 and October 31, 1994 and for the eight months ended June 30, 1995, the twelve months ended October 31, 1994, the fifteen months ended October 31, 1993, and the twelve months ended July 31, 1992 which appears in the Form 8-K/A-1 of Computer Integration Corp. dated September 8, 1995.


                                      /s/ McGLADREY & PULLEN, LLP


Des Moines, Iowa
May 20, 1996


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